UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 24, 2003


                             3D SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                  0-22250                95-4431352
(State or Other Jurisdiction      (Commission            (IRS Employer
       of Incorporation)          File Number)         Identification No.)


                                26081 Avenue Hall
                           Valencia, California 91355
                    (Address of Principal Executive Offices)


                                 (661) 295-5600
                         (Registrant's Telephone Number)



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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     From November 24, 2003 to December 11, 2003, 3D Systems Corporation, which we refer to in this report as 3D, privately placed $22.7 million principal amount of 6% convertible subordinated debentures, which mature on November 30, 2013. The debentures bear interest at the rate of 6% per year payable in cash semi-annually in arrears on May 31 and November 30 of each year, commencing May 31, 2004. The debentures are convertible into shares of 3D's common stock at the option of the holder at any time prior to maturity at $10.18 per share, which represents an 18% premium to the fair market value at the time of the original issuance. The conversion price of the debentures is subject to certain customary anti-dilution adjustments as set forth in the Debenture Purchase Agreement. The debentures are convertible into an aggregate of 2,230,255 shares of 3D's common stock. The debentures are redeemable by 3D, in whole or in part, commencing on the third anniversary of the closing date at a price equal to 100% of the then outstanding principal amount of the debentures being redeemed, together with all accrued and unpaid interest and other amounts due in respect of the debentures. If there is a change in control with respect to 3D, as defined in the Debenture Purchase Agreement, the holders may require 3D to redeem the debentures at 100% of the then outstanding principal amount, together with all accrued and unpaid interest and other amounts due in respect of the debentures. The debentures are subordinated in right of payment to all senior indebtedness (as defined in the Debenture Purchase Agreement), and pari passu in right of payment with 3D's outstanding 7% convertible subordinated debentures.

     The net proceeds to 3D from the sale of the debentures were approximately $22.3 million. 3D used $8.6 million of the net proceeds to repay the outstanding balance owed under its credit facility with U.S. Bank, which now has terminated, and intends to use the remainder of the net proceeds for working capital purposes.

     The debentures were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The debentures have not been registered under the Securities Act, and neither the debentures nor the common stock into which the debentures are convertible, may be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act. 3D has agreed to register the shares of its common stock issuable upon conversion of the debentures for resale under the Securities Act.

     Reference is made to the form of Debenture Purchase Agreement by and among 3D and the purchasers listed on Schedule I to the Debenture Purchase Agreement, and the form of debenture (which is Exhibit B to the Debenture Purchase Agreement), which are incorporated herein by this reference. Copies of the form of Debenture Purchase Agreement and the form of debenture are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively. Reference also is made to the press release of 3D, issued on December 1, 2003, which is incorporated herein by this reference. A copy of the press release is attached to this Form 8-K as
Exhibit 99.1.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements. None.

     (b)  Pro Forma Financial Information. None.

     (c)  Exhibits.

     10.1 Form of Debenture Purchase Agreement by and among 3D Systems Corporation and the purchasers listed on Schedule I to the Debenture Purchase Agreement, including exhibits thereto.

     10.2 Form of 6% Convertible Subordinated Debenture.

     99.1 Press Release, dated December 1, 2003.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, 3D Systems Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 15, 2003                 3D SYSTEMS CORPORATION



                                  /s/ Robert M. Grace, Jr.
                                  --------------------------------------------
                                  By:  Robert M. Grace, Jr.
                                  Its: Vice President, General Counsel and
                                       Secretary


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                                  EXHIBIT INDEX

EXHIBITS

10.1 Debenture Purchase Agreement by and among 3D Systems Corporation and the purchasers listed on Schedule I to the Debenture Purchase Agreement, including exhibits thereto.

10.2 Form of 6% Convertible Surbordinated Debenture.

99.1 Press Release, dated December 1, 2003.